Exhibit 10.95

October 21, 2020

Yash Thukral

16911 San Fernando Mission Boulevard, Suite #183

Granada Hills, CA 91344

Re:   Equity Purchase Agreement

Dear Yash:

Reference is made to that certain Equity Purchase Agreement (the “Purchase Agreement”), by and between White Lion Capital, LLC (“White Lion”) and RespireRx Pharmaceuticals Inc. (“RSPI”), dated July 28, 2020. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The purpose of this letter is to clarify between the parties that the minimum price per share at which shares of Common Stock will be purchased under the Purchase Agreement shall be the par value of such shares.

1. Accordingly, for purposes of calculating the Investment Amount under Section 2.2(d)(ii), the parties hereto hereby acknowledge and agree that, if the terms of Section 2.2 of the Purchase Agreement would result in the Purchase Price being equal to less than $0.001, then, notwithstanding that result, the Purchase Price shall be an amount equal to $0.001; provided, however, in such case White Lion may at its option elect to return the applicable Purchase Notice Shares to the Company, and the Company agrees to release the funds deposited into the Escrow Account in respect of such Purchase Notice Shares to White Lion.

2. RSPI hereby represents, covenants and agrees that it shall not deliver a Purchase Notice under Section 2.2(a) of the Purchase Agreement if, as of the end of the most recent Trading Day, the closing share price for the Common Stock on any Principal Market was less than $0.001177.

3. White Lion hereby represents, covenants and agrees that it shall not, prior to any Closing Date, re-sell any Purchase Notice Shares to be paid for on such Closing Date at a price less than $0.001.

If this accurately reflects our mutual understanding, please kindly confirm by executing this letter in the space provided below and returning to the undersigned.

[Signatures follow]

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

Sincerely,

RESPIRERX PHARMACEUTICALS INC.

By:	/s/ Jeff Margolis
Name:	Jeff E. Margolis
Title:	Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

Accepted and agreed to by:

WHITE LION CAPITAL LLC

By:	/s/ Yash Thukral
Name:	Yash Thukral
Title:	Manager

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452